TIDAL TRUST II 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 29, 2023, relating to the financial statements and financial highlights of YieldMax Innovation Option Income Strategy ETF, a series of Tidal Trust II, for the period ended October 31, 2023, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information. We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of YieldMax KWEB Option Income Strategy ETF, YieldMax Gold Miners Option Income Strategy ETF, YieldMax XBI Option Income Strategy ETF and YieldMax TLT Option Income Strategy ETF, each a series of Tidal Trust II, under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

February 28, 2024